Exhibit 99.1

FOR IMMEDIATE RELEASE

Rite Aid Announces Cash Tender Offers for

Outstanding Debt Securities

Tender offers will reduce outstanding debt and interest expense while maintaining strong liquidity

CAMP HILL, Pa. (June 13, 2022) – Rite Aid Corporation (NYSE: RAD) (“Rite Aid” or the “Company”) announced today the commencement of a series of tender offers to purchase for cash certain of its outstanding series of senior notes listed in the table below (collectively, the “Notes”) for an aggregate purchase price, excluding accrued and unpaid interest, of up to $150,000,000 (the “Maximum Aggregate Cap”).

						Dollars per $1,000 Principal Amount of Notes(3)
	Title of Security	CUSIP Number	Principal Amount Outstanding	Maximum SubCap(1)	Acceptance Priority Level(2)	Tender Offer Consideration	Early Tender Premium	Total Consideration(4)
2025 Tender Offer	7.50% Senior Secured Notes due 2025	767754CK8/ U76659AX6	$600,000,000	$100,000,000	1	$820.00	$50.00	$870.00
2028 Tender Offer	6.875% Debentures due 2028	767754AR5/ U76659AF5	$29,001,000	N/A	2	$520.00	$50.00	$570.00
2027 Tender Offer	7.70% Notes due 2027	767754AJ3	$237,386,000	N/A	3	$620.00	$50.00	$670.00
2026 Tender Offer	8.00% Senior Secured Notes due 2026	767754CL6/ U76659AY4	$849,918,000	N/A	4	$800.00	$50.00	$850.00

(1)	The maximum subcap applicable to the 7.50% Senior Secured Notes due 2025 (the “2025 Notes”) of $100,000,000 (the “2025 Maximum SubCap”) represents the maximum aggregate purchase price payable, excluding accrued and unpaid interest on the 2025 Notes, in respect of the 2025 Notes that may be purchased in the tender offers. Notwithstanding anything to the contrary contained herein, to the extent that the amount of 2025 Notes validly tendered prior to or at the Early Tender Date (as defined below) exceeds the 2025 Maximum SubCap, we may, but are not obligated, to increase the 2025 Maximum SubCap up to an additional $50,000,000 aggregate purchase price, excluding the applicable accrued interest.
(2)	Subject to the Maximum Aggregate Cap and proration if applicable, the principal amount of Notes that is purchased in each tender offer will be determined in accordance with the applicable acceptance priority level (in numerical priority order) specified in this column provided that the Company will not accept 2025 Notes in an amount that exceeds the 2025 Maximum SubCap.
(3)	Does not include accrued and unpaid interest on the Notes, which will also be payable as provided herein.
(4)	Includes the Early Tender Premium (as defined below).

The tender offers are being made upon the terms and subject to conditions described in the Offer to Purchase, dated June 13, 2022 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) which sets forth a detailed description of the tender offers. The Company reserves the right, but is under no obligation, to increase or decrease the Maximum Aggregate Cap or the 2025 Maximum SubCap in its sole discretion at any time without extending or reinstating withdrawal rights, subject to compliance with applicable law.

The tender offers for the Notes will expire at 11:59 p.m., New York City time, on July 12, 2022, or any other date and time to which the Company extends the applicable tender offer (such date and time, as it may be extended with respect to a tender offer, the “Expiration Date”), unless earlier terminated. Holders of Notes must validly tender and not validly withdraw their Notes prior to or at 5:00 p.m., New York City time, on June 27, 2022 (such date and time, as it may be extended with respect to a tender offer, the “Early Tender Date”), to be eligible to receive the applicable Total Consideration (as defined below). If a holder validly tenders Notes after the applicable Early Tender Date but prior to or at the applicable Expiration Date, the holder will only be eligible to receive the applicable Tender Offer Consideration (as defined below).

In addition to the consideration set forth in the table above, all holders of Notes accepted for purchase in the tender offers will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but not including, the applicable settlement date.

Subject to the Maximum Aggregate Cap, the 2025 Maximum SubCap and proration if applicable, holders of Notes validly tendered (and not validly withdrawn) prior to the Early Tender Date and accepted for purchase pursuant to the tender offers will receive the applicable tender offer consideration set forth in the table above (with respect to each series of Notes, the “Tender Offer Consideration”) plus the early tender offer premium for such series of Notes set forth in the table above (with respect to each series of Notes, the “Early Tender Premium” and, together with the applicable Tender Offer Consideration, the “Total Consideration”). Holders of Notes validly tendered (and not validly withdrawn) after the Early Tender Date, but before or at the Expiration Date, and accepted for purchase pursuant to the tender offers will receive the applicable Tender Offer Consideration, but not the Early Tender Premium. No tenders will be valid if submitted after the Expiration Date. Notes validly tendered prior to or at the Early Tender Date will be accepted for purchase in priority to other Notes validly tendered after the Early Tender Date, even if such Notes validly tendered after the Early Tender Date have a higher acceptance priority level than Notes validly tendered prior to or at the Early Tender Date in each tender offer.

Holders of the 8.00% Senior Secured Notes due 2026 (the “2026 Notes”) who tender 2026 Notes (and do not validly withdraw) prior to the Early Tender Date and whose 2026 Notes are accepted for purchase will receive payment of accrued and unpaid interest in cash from the last interest payment date for the 2026 Notes (January 15, 2022), to, but not including, the settlement date for the Notes that are validly tendered prior to or at the Early Tender Date and are accepted for purchase. Holders of the 2026 Notes who either do not tender, or tender and validly withdraw prior to the Withdrawal Deadline, will receive the interest payable on the 2026 Notes on July 15, 2022, if they are a Holder of the 2026 Notes at the close of business on July 1, 2022. Holders who tender prior to the Expiration Date (and do not validly withdraw) and whose 2026 Notes are not accepted for purchase will receive the interest payable on the 2026 Notes on July 15 2022.

The Company intends to fund the purchase of validly tendered and accepted Notes with available cash, including borrowings under the Company’s revolving credit facility. The purpose of the tender offers is to reduce the Company’s total debt and interest expense. The tender offers could adversely impact the Company’s credit ratings but are expected to result in improved leverage and reduced interest expense while maintaining strong liquidity.

The tender offers will expire on the applicable Expiration Date. Except as set forth below, payment for the Notes that are validly tendered prior to or at the Expiration Date and that are accepted for purchase will be made on a date promptly following the Expiration Date, which is currently anticipated to be July 14, 2022, the second business day after the Expiration Date. The Company reserves the right, in its sole discretion, to make payment for Notes that are validly tendered prior to or at the Early Tender Date and that are accepted for purchase on an earlier settlement date, which, if applicable, is currently anticipated to be June 29, 2022, provided that the conditions to the satisfaction of the applicable tender offer are satisfied.

Tendered Notes may be withdrawn prior to or at, but not after, 5:00 p.m., New York City time, on June 27, 2022.

The tender offers are subject to the satisfaction or waiver of certain conditions which are specified in the Offer to Purchase. The tender offers are not conditioned on any minimum principal amount of Notes being tendered.

Information Relating to the Tender Offers

The Offer to Purchase is being distributed to holders beginning today. UBS Securities LLC is the dealer manager for the tender offers. Investors with questions regarding the terms and conditions of the tender offers may contact UBS Securities LLC at (888) 719-4210 (toll-free) or (203) 719-4210 (collect).

Global Bondholder Services Corporation is the Tender and Information Agent for the tender offers. Any questions regarding procedures for tendering Notes or request for copies of the Offer to Purchase should be directed to Global Bondholder Services Corporation by any of the following means: by telephone at (855) 654-2014 (toll-free) or (212) 430-3774 (collect); by email at contact@gbsc-usa.com; or by internet at the following web address: https://www.gbsc-usa.com/riteaid/.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The tender offers are being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of the Company or its affiliates, their respective boards of directors, the dealer manager, the tender and information agent or the trustee with respect to any series of Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to the tender offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the tender offers, and, if so, the principal amount of Notes to tender.

About Rite Aid Corporation

As the trusted, everyday care connector, Rite Aid drives lower health care costs through better coordination, stronger engagement, and personalized services that help you achieve whole health for life. Rite Aid provides an array of whole being health products and services for the entire family through more than 2,300 retail pharmacy locations across 17 states. Through Elixir, Rite Aid provides pharmacy benefits and services to millions of members nationwide.

Forward Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," and "will" and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to: risks related to the prolonged impact of the COVID-19 global pandemic and the emerging new variants, including the government responses thereto; the impact of COVID-19 on our workforce, operations, stores, expenses, and supply chain, and the operations or behaviors of our customers, suppliers and business partners; our ability to successfully implement our store closure program and other strategies; the impact of our high level of indebtedness, the ability to refinance such indebtedness on acceptable terms and our ability to satisfy our obligations and the other covenants contained in our debt agreements; outcome of pending or new litigation, including related to Opioids, “usual and customary” pricing or other matters; our ability to monetize the Centers of Medicare and Medicaid Services receivable created in our Part D business; general competitive, economic, industry, market, political (including healthcare reform) and regulatory conditions (including changes to laws or regulations relating to labor or wages), as well as other factors that impact the markets in which the Company operates; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; our ability to achieve cost savings and other benefits of our restructuring efforts within our anticipated timeframe, if at all; the outcome of our continuing efforts to monitor and comply with applicable laws, regulations, policies and procedures; and our ability to partner and have relationships with health plans and health systems.

These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that the Company files or furnishes with the Securities and Exchange Commission, which you are encouraged to read. To the extent that COVID-19 adversely affects our business and financial results, it may also have the effect of heightening many of such risk factors.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to rely on these forward-looking statements, which speak only as of the date they are made.

The degree to which COVID-19 may adversely affect Rite Aid’s results and operations will depend on numerous evolving factors and future developments, which are highly uncertain, including, but not limited to, federal, state and local governmental policies and initiatives designed to reduce the transmission of COVID-19 and emerging new variants and how quickly and to what extent normal economic and operating conditions can resume. As a result, the impact on Rite Aid’s financial and operating results cannot be reasonably estimated with specificity at this time, but the impact could be material. Rite Aid expressly disclaims any current intention, and assumes no duty, to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

All references to “Company” and “Rite Aid” as used throughout this release refer to Rite Aid Corporation and its affiliates. No report of any rating agency is incorporated by reference herein.

INVESTORS:
Byron Purcell
(717) 975-3710
investor@riteaid.com

MEDIA:
Terri Hickey
(717) 975-5718
press@riteaid.com